Exhibit 10.9

ADDENDUM N° 2 TO THE AGREEMENT FOR PROJECT MANAGEMENT AND OPERATION, INCREASE OF THERMAL GENERATION AVAILABILITY AND ADAPTATION OF REMUNERATION FOR GENERATION 2008-2011

In the CITY OF BUENOS AIRES, on the twenty fifth day of June 2012, the Secretary of Energy of the MINISTRY OF FEDERAL PLANIFICATION, PUBLIC INVESTMENT and SERVICES, Eng. Daniel CAMERON, representing the NATIONAL STATE (hereinafter the “SECRETARY”) and the signing companies represented by their representatives, circumstance which is attested by the certified copies of the Special Powers attached in the ANNEX 1 (hereinafter, collectively the “GENERATORS” and individually “GENERATOR”), with the purpose of concluding the present ADDENDUM N° 2 to the AGREEMENT FOR PROJECT MANAGEMENT AND OPERATION, INCREASE OF THERMAL GENERATION AVAILABILITY AND ADAPTATION OF REMUNERATION FOR GENERATION 2008-2011 (hereinafter the “ADDENDUM N° 2 to the 2008-2011 AGREEMENT” or the “ADDENDUM N° 2”)- The SECRETARY and the GENERATORS jointly defined as the “PARTIES”, and each of them, individually and indistinctly as the “PARTY”.

Considering:

That on November 25th 2010 the PARTIES signed the “Agreement for project management and operation, increase of thermal generation availability and adaptation of remuneration for generation 2008-2011” (hereinafter the “AGREEMENT”);

That pursuant to point 8 of said AGREEMENT, the PARTIES agreed to sign complementary addendums in order to instrument the concepts and rules included in it to carry out the processes described in said AGREEMENT.

In virtue of it, on April 12th 2011 the “ADDENDUM N° 1 to the 2008-2011 AGREEMENT” (hereinafter “ADDENDUM N° 1) was signed, through which the Parties agreed the rules under which the stock participation of the National State and the GENERATORS on the Plants indicated in Item 7 of the AGREEMENT was determined.

On May 11th 2011 the GENERATORS constituted the company Central Vuelta de Obligado S.A. (hereinafter “CVOSA”).

That on May 21st 2011, the Central Vuelta de Obligado Trust Contract was signed (hereinafter “TRUST CONTRACT”).

That it is necessary to modify Item 3) stated in ADDENDUM N° 1 in relation to the GENERATORS which are carrying out the Project accepted by Note SE N° 1593/2011 for the construction of the “Central Termoelectrica Vuelta de Obligado” in the Santa Fe Province (hereinafter, the “PROJECT”)

In virtue of this, and through the present ADDENDUM N° 2, the parties agree:

1)	In virtue of the AGREEMENT, the National State will collaborate to manage, through the mechanism that it considers adequate and convenient (for example, assisting the Trust to obtain the lacking financing), the procurement of the resources which are complementary to the mechanisms stated in the AGREEMENT, to reach the total investment sum required by the PROJECT

2)	Replace the totality of Item 3 of the ADDENDUM N° 1 for the following text:

“3) Starting from the moment in which the Trust Assets of the TRUST CONTRACT to CVOSA, the percentage stock participation of the NATIONAL STATE and the GENERATORS participating in the PROJECT in CVOSA shall be determined under the following guidelines:

A)	The percentage of stock participation of the NATIONAL STATE shall be the maximum value between: (a) the proportion represented by the contribution established in item 3.1.(i) of the Agreement, instrumented through the charge prorogated by Resolution N° 3/2011 of the Secretary of Energy, and (b) the SEVENTY PERCENT (70%)

B)	If the total cost of the PROJECT without the sums corresponding to VAT and the Import Duties (“TOTAL COST OF THE PROJECT”) were superior to seven hundred seventy million US dollars (U$S 770.000.000) the value exceeding said amount shall entitle to increment the NATIONAL STATE’s SEVENTY PERCENT (70%) stock participation.

In case the aforementioned circumstance takes place, the participation of the National State shall be calculated in accordance to the proportion in respect of the TOTAL COST OF THE PROJECT which represents the sum of: (i) the value arising from the multiplication of the participation calculated pursuant to item (a) by seven hundred seventy million US dollars (U$S 770.000.000) and (ii) the additional contribution of the National State which, through the mechanism it considers adequate and convenient (for example, assisting the Trust to obtain the lacking financing), complements the resources contributed through the mechanisms established in the AGREEMENT, up to the difference between seven hundred seventy million US dollars (U$S 770.000.000) and the TOTAL COST OF THE PROJECT

C)	The percentage of stock participation of the NATIONAL STATE in CVOSA may not be below 70%

D)	The percentage of stock participation of the GENERATORS in CVOSA shall be equivalent to the percentage which complements the one corresponding to the NATIONAL STATE, which is calculated in accordance to the preceding items.

3)	The stock participation of the NATIONAL STATE in CVOSA shall be made effective and shall be exercised by the company ENERGIA ARGENTINA SOCIEDAD ANONIMA (ENARSA) once the Central Vuelta de Obligado Trust is liquidated.

4)	Those Generators carrying out the Project accepted by Note SE N° 1593/2011 for the construction of the PROJECT which are not signing this ADDENDUM N° 2 on this day, may adhere in the future, with the deadline of THIRTY DAYS (3) since the subscription of the present and/or signature of the Construction Contract (as defined in the “Central Vuelta de Obligado” Trust Contract)

As proof of conformity, the present is signed in                      copies of a same tenor and to a sole effect

(signed)

(signed)

Jose Maria Vazquez

Representative

(signed)

Leonardo Marinaro

Representative

Ad referendum to the approval of the Board of Directors of Duke Energy Cerros Colorados S.A.

(signed)

Sergio A. Sanchez

(signed)

Jose M. Tierno

and through the present ADDENDUM, the parties agree that:

1)	The Generators which presented the projects in accordance to point 2 of the Agreement – hereinafter defined as the Sponsoring Generating Companies –, and having received approval by the Secretary of Energy, will conform the respective Managing Companies for the independent management of each project approved by the Secretary of Energy. Said Managing Companies shall be responsible for the necessary actions for the purchase of equipment, the construction, operation an maintenance of the respective projects, for which they shall give the corresponding guarantees to be established.

2)	The stock participation of the National State and the Sponsoring Generating Companies in the Managing Companies to be conformed, shall be instrumented before the expiration date of the MEM supply contract, in accordance to the rules indicated in the next point.

3)	a) The percentage stock participation of the National State shall be the maximum value between: (a) the proportion represented by the contribution established in point 3.1.(i) of the Agreement, instrumented through the charge extended by Resolution N° 3/2011 of the Secretary of Energy, plus every other contribution of funds to the project for which the National State would maintain stock participation in the Managing Company, all in relation to the total investment made in the project, and (b) the total of the funds linked to the project minus the proportion represented by the corresponding LVFVD included in the Agreement over the total of the funds linked to said project.

b) The Sponsoring Generating Companies shall have a stock participation equivalent to the total of the funds linked to the project minus the stock participation of the National State calculated in accordance to the preceding point.

c) In the event that the proportion represented by the corresponding LVFVD included in the 2008-2011 Agreement over the total of the sums linked to the project is higher than the percentage of stock participation of the Sponsoring Generating Companies in the Managing Company, in accordance to the preceding point, the National State shall determine the instruments and proceedings which are convenient in order to recognize said difference, which could consist in the cession of stock participation in the other Managing Companies in which the National State has a right to stock participation, and/or other alternatives which result applicable

In the City of Buenos Aires on the twelfth day of April 2011, the present document is signed in five (5) copies of the same tenor and to one sole effect.

(signed)

SECRETARY OF ENERGY

(signed) HIDROELECTRICA CHOCON Name: Fernando ANTOGNAZZA Role: General Manager – Representative	(signed) ENDESA COSTANERA Name: Jose Miguel GRANGED Role: General Manager—Representative

(signed) CENTRAL DOCK SUD S.A. Name: Roberto FAGAN – José GRANGED Role: Representatives	(signed) HIDROELECTRICA PIEDRA DEL AGUILA S.A. Name: Jose M. VAZQUEZ – Jose M. SALDUNGARAY Role: General Manager—Representative

(signed) CENTRALES TERMICAS MENDOZA S.A. Name: Jose M. VAZQUEZ – Jose M. SALDUNGARAY Role: General Manager—Representative	(signed) LA PLATA COGENERACION S.A. Name: Jose Maria VAZQUEZ – J. SALDUNGARAY Role: General Manager—Representative

(signed) CENTRAL PUERTO S.A. Name: Jose Maria VAZQUEZ—SALDUNGARAY Role: General Manager—Representative	(signed) DUKE ENERGY CERROS COLORADOS S.A. Name: Sergio SANCHEZ Role: Representative